SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2003

Triton PCS, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	333-57715	23-2930873
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1100 Cassatt Road
Berwyn, Pennsylvania	19312
(Address of principal executive offices)	(Zip Code)

(610) 651-5900

(Registrant’s telephone number, including area code)

Item 5. Other Events.

On May 22, 2003, Triton PCS, Inc. (“Triton”) issued a press release announcing a proposed private offering of its senior unsecured notes (the “New Offering”) and an offer by Triton to purchase for cash with available net proceeds from the New Offering up to $315 million aggregate principal amount of its 11% Senior Subordinated Discount Notes Due 2008 (“11% Notes”) upon the terms and subject to the conditions set forth in the Offer to Purchase, dated May 22, 2003 and the related Letter of Transmittal. A copy of this press release is attached as Exhibit 99.1 to this report.

This report does not constitute an offer to sell, or a solicitation of an offer to buy, any senior notes of Triton. Nothing in this report should be construed as an offer to purchase any outstanding 11% Notes, as such offer is only being made upon the terms and is subject to the conditions set forth in an Offer to Purchase dated May 22, 2003.

Item 7. Financial Statements and Exhibits

(a) Not applicable.

(b) Not applicable.

(c) Exhibits.

99.1	Press Release, dated May 22, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRITON PCS, INC.

Dated: May 22, 2003	By:	/s/ DAVID D. CLARK
David D. Clark Executive Vice President and Chief Financial Officer